Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Stock Incentive Plan of Tetraphase Pharmaceuticals, Inc. of our reports dated March 6, 2018, with respect to the consolidated financial statements of Tetraphase Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Tetraphase Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 28, 2018